BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE FIRST QUARTER AND DECLARES SECOND QUARTER DIVIDEND
New Canaan, CT – April 24, 2024 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $3.8 million, or $0.48 per share for the first quarter of 2024, versus $10.4 million, or $1.33 per share, for the same period in 2023. Pre-tax, pre-provision net revenue ("PPNR") was $8.8 million, or $1.14 per share, for the first quarter of 2024, versus $14.4 million, or $1.89 per share for the same period in 2023.
The Company's Board of Directors declared a $0.20 per share cash dividend, payable May 21, 2024 to shareholders of record on May 10, 2024.
We recommend reading this earnings release in conjunction with the First Quarter 2024 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our April 24, 2024 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:

"Our first quarter earnings of $0.48 per share include the impact of $3.7 million in charge offs related to previously disclosed non-performing loans. The main components of the charge offs were approximately $2.8 million, attributable to a suburban Connecticut office building, and approximately $0.7 million, attributable to the non-guaranteed portions of 2 SBA loans. We encourage investors to review the accompanying Investor Presentation for further details regarding the Bank’s loan portfolio.

Absent any action from the Federal Reserve, we expect our net interest margin to trough slightly higher and earlier than previously projected at approximately 255 to 265 basis points during 2Q 2024. This margin, coupled with the Company’s consistently efficient expense structure, provides a solid earnings base during this challenging interest rate environment. We also re-affirm prior guidance regarding non-interest expense of $53 to $54 million for the full year 2024."
First Quarter 2024 Highlights:
•PPNR was $8.8 million for the quarter ended March 31, 2024.
•Net income of $3.8 million reflects the impact of $3.7 million of loan charge offs.
•Total gross loans were $2.7 billion, decreasing $39.0 million, or 1.4%, compared to December 31, 2023.
•Average yield on total loans was 6.37% for the quarter ended March 31, 2024.
•Nonperforming loans as a percentage of total loans was 1.74% as of March 31, 2024, down from 1.81% as of December 31, 2023.
•Deposits were $2.7 billion, decreasing $63.2 million, or 2.3%, compared to December 31, 2023.
•Brokered deposits decreased $120.0 million, when compared to December 31, 2023.
•Noninterest bearing deposits increased 8.7% to $376.2 million, when compared to December 31, 2023.
•FDIC-insured deposits totaled $1.9 billion and represent 71.4% of total deposits as of March 31, 2024.
•Return on average assets was 0.47% for the quarter ended March 31, 2024.
•Return on average tangible common equity was 5.65% for the quarter ended March 31, 2024.
•The net interest margin was 2.71% for the quarter ended March 31, 2024.
•Noninterest expense to average assets was 1.66% for the quarter ended March 31, 2024.
•Investment securities totaled $126.2 million and represent 4.0% of total assets.
•The Company repurchased 45,924 shares at a weighted average price of $25.33 per share through April 11, 2024.

Earnings and Performance

Revenues (net interest income plus noninterest income) for the quarter ended March 31, 2024 were $22.1 million, versus $27.1 million for the quarter ended March 31, 2023. The decrease in revenues for the quarter was attributable to an increase in interest expense and lower gains from loan sales partially offset by an increase in interest on loans, given higher loan yields1 and prepayment fees.
Net income for the quarter ended March 31, 2024 was $3.8 million, versus $10.4 million for the quarter ended March 31, 2023. The decrease in net income for the quarter ended 2024 was primarily due to the aforementioned decrease in revenues and an increase in provision for credit losses.
Basic and diluted earnings per share were $0.48 and $0.48, respectively, for the quarter ended March 31, 2024 compared to basic and diluted earnings per share of $1.34 and $1.33, respectively, for the quarter ended March 31, 2023.
The net interest margin (fully taxable equivalent basis) for the quarters ended March 31, 2024 and March 31, 2023 was 2.71% and 3.24%, respectively. The decrease in the net interest margin was due to an increase in funding costs partially offset by an increase in interest income on earning assets.
Allowance for Credit Losses - Loans ("ACL-Loans")

The ACL-Loans was $28.0 million as of March 31, 2024 compared to $27.9 million as of December 31, 2023. The ACL-Loans as a percentage of total loans was 1.04% as of March 31, 2024 compared to 1.03% as of December 31, 2023. Provision for credit losses was $3.7 million for the quarter ended March 31, 2024. The provision for credit losses for the quarter was primarily a result of net loan charge offs of $3.7 million.

Financial Condition
Assets totaled $3.2 billion at March 31, 2024, a decrease of $60.2 million or 1.9% compared to December 31, 2023. Gross loans totaled $2.7 billion at March 31, 2024, a decrease of $39.0 million, or 1.4% compared to December 31, 2023. Deposits totaled $2.7 billion at March 31, 2024, a decrease of $63.2 million, or 2.3% compared to December 31, 2023.
Capital
Shareholders’ equity totaled $268.0 million as of March 31, 2024, an increase of $2.3 million compared to December 31, 2023, primarily a result of net income of $3.8 million for the three months ended March 31, 2024. The increase was partially offset by dividends paid of $1.6 million and share repurchases of $0.9 million.

1 - The increase in overall loan yields was 50 bps for the quarter ended March 31, 2024.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, adjusted noninterest expense, operating revenue, efficiency ratio, average tangible common equity, annualized return on average tangible common equity, return on average assets, return on average shareholders' equity, pre-tax, pre-provision net revenue, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	March 31, 2024	December 31, 2023	March 31, 2023
ASSETS
Cash and due from banks	$245,043	$267,521	$249,812
Federal funds sold	2,584	1,636	27,370
Cash and cash equivalents	247,627	269,157	277,182

Investment securities
Marketable equity securities, at fair value	2,069	2,070	2,028
Available for sale investment securities, at fair value	108,417	109,736	103,171
Held to maturity investment securities, at amortized cost	15,739	15,817	15,931
Total investment securities	126,225	127,623	121,130
Loans receivable (net of ACL-Loans of $27,991, $27,946, and $27,998 at March 31, 2024, December 31, 2023, and March 31, 2023, respectively)	2,646,686	2,685,301	2,724,514
Accrued interest receivable	15,104	14,863	14,261
Federal Home Loan Bank stock, at cost	5,655	5,696	5,234
Premises and equipment, net	26,161	27,018	27,619
Bank-owned life insurance	51,764	51,435	50,524
Goodwill	2,589	2,589	2,589
Deferred income taxes, net	9,137	9,383	8,692
Other assets	24,326	22,417	20,573
Total assets	$3,155,274	$3,215,482	$3,252,318

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$376,248	$346,172	$377,667
Interest bearing deposits	2,297,274	2,390,585	2,420,641
Total deposits	2,673,522	2,736,757	2,798,308

Advances from the Federal Home Loan Bank	90,000	90,000	90,000
Subordinated debentures	69,266	69,205	69,020
Accrued expenses and other liabilities	54,454	53,768	52,683
Total liabilities	2,887,242	2,949,730	3,010,011

Shareholders’ equity
Common stock, no par value	118,401	118,247	115,875
Retained earnings	151,350	149,169	127,566
Accumulated other comprehensive (loss)	(1,719)	(1,664)	(1,134)
Total shareholders’ equity	268,032	265,752	242,307

Total liabilities and shareholders’ equity	$3,155,274	$3,215,482	$3,252,318

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Interest and dividend income
Interest and fees on loans	$43,325	$44,122	$39,723
Interest and dividends on securities	1,130	1,108	1,000
Interest on cash and cash equivalents	3,826	4,164	3,568
Total interest and dividend income	48,281	49,394	44,291
Interest expense
Interest expense on deposits	25,362	25,307	17,033
Interest expense on borrowings	1,772	1,842	1,717
Total interest expense	27,134	27,149	18,750

Net interest income	21,147	22,245	25,541
Provision (credit) for credit losses	3,683	(960)	826
Net interest income after provision for credit losses	17,464	23,205	24,715
Noninterest income
Bank owned life insurance	329	316	281
Service charges and fees	304	688	286
Gains and fees from sales of loans	321	79	931
Other	(39)	46	28
Total noninterest income	915	1,129	1,526
Noninterest expense
Salaries and employee benefits	6,291	6,088	6,081
Occupancy and equipment	2,322	2,231	2,084
Professional services	1,065	1,033	1,322
Data processing	740	747	671
Director fees	900	605	392
FDIC insurance	930	1,026	1,062
Marketing	114	139	151
Other	935	995	928
Total noninterest expense	13,297	12,864	12,691
Income before income tax expense	5,082	11,470	13,550
Income tax expense	1,319	2,946	3,171
Net income	$3,763	$8,524	$10,379
Earnings Per Common Share:
Basic	$0.48	$1.09	$1.34
Diluted	$0.48	$1.09	$1.33
Weighted Average Common Shares Outstanding:
Basic	7,663,521	7,603,938	7,554,689
Diluted	7,687,679	7,650,451	7,616,671
Dividends per common share	$0.20	$0.20	$0.20

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Performance ratios:
Return on average assets	0.47%	1.03%	1.30%
Return on average shareholders' equity	5.59%	12.82%	17.48%
Return on average tangible common equity	5.65%	12.95%	17.67%
Net interest margin	2.71%	2.81%	3.24%
Efficiency ratio(1)	60.3%	55.0%	46.9%
Net loan charge-offs as a % of average loans	0.11%	0.01%	0.02%
Dividend payout ratio(2)	41.67%	18.35%	15.04%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	March 31, 2024	December 31, 2023	March 31, 2023
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	11.60%	11.30%	10.00%
Total Capital to Risk-Weighted Assets(1)	12.63%	12.32%	10.98%
Tier I Capital to Risk-Weighted Assets(1)	11.60%	11.30%	10.00%
Tier I Capital to Average Assets(1)	10.09%	9.81%	9.22%
Tangible common equity to tangible assets	8.42%	8.19%	7.38%
Fully diluted tangible book value per common share	$33.57	$33.39	$30.56
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2024	December 31, 2023	March 31, 2023
ACL-Loans:
Balance at beginning of period	$27,946	$29,284	$22,431
Day 1 CECL Adjustment on January 1, 2023	—	—	5,079
Beginning balance January 1, 2023	27,946	29,284	27,510
Charge-offs:
Residential real estate	(132)	—	—
Commercial real estate	(3,306)	(824)	—
Commercial business	(197)	—	(440)
Consumer	(49)	(15)	(12)
Total charge-offs	(3,684)	(839)	(452)
Recoveries:
Commercial real estate	—	—	—
Commercial business	27	464	—
Consumer	4	3	6
Total recoveries	31	467	6
Net loan (charge-offs) recoveries	(3,653)	(372)	(446)
Provision (credit) for credit losses - loans	3,698	(966)	934
Balance at end of period	$27,991	$27,946	$27,998

	As of
	March 31, 2024	December 31, 2023	March 31, 2023
Asset quality:
Nonaccrual loans
Residential real estate	$1,237	$1,386	$1,443
Commercial real estate	19,083	23,009	1,912
Commercial business	16,841	15,430	1,528
Construction	9,382	9,382	9,382
Consumer	—	—	—
Total nonaccrual loans	46,543	49,207	14,265
Other real estate owned	—	—	—
Total nonperforming assets	$46,543	$49,207	$14,265

Nonperforming loans as a % of total loans	1.74%	1.81%	0.52%
Nonperforming assets as a % of total assets	1.48%	1.53%	0.44%
ACL-loans as a % of total loans	1.04%	1.03%	1.01%
ACL-loans as a % of nonperforming loans	60.14%	56.79%	196.27%
Total past due loans to total loans	1.44%	0.78%	0.94%
Total nonaccrual loans decreased $2.7 million to $46.5 million as of March 31, 2024 when compared to December 31, 2023. The reduction is primarily due to charge-offs taken during the quarter ended March 31, 2024.

Nonperforming assets as a percentage of total assets decreased to 1.48% at March 31, 2024 from 1.53% at December 31, 2023. The ACL-Loans at March 31, 2024 was $28.0 million, representing 1.04% of total loans.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	March 31, 2024	December 31, 2023	Current QTD % Change
Residential Real Estate	$49,098	$50,931	(3.6)%
Commercial Real Estate(1)	1,927,636	1,947,648	(1.0)
Construction	151,967	183,414	(17.1)
Total Real Estate Loans	2,128,701	2,181,993	(2.4)
Commercial Business	508,912	500,569	1.7
Consumer	41,946	36,045	16.4
Total Loans	$2,679,559	$2,718,607	(1.4)%
(1) Includes owner occupied commercial real estate.
Gross loans totaled $2.7 billion at March 31, 2024, a decrease of $39.0 million or 1.4% compared to December 31, 2023.

Period End Deposit Composition	March 31, 2024	December 31, 2023	Current QTD % Change
Noninterest bearing demand	$376,248	$346,172	8.7%
NOW	95,227	90,829	4.8
Money Market	818,408	887,352	(7.8)
Savings	92,188	97,331	(5.3)
Time	1,291,451	1,315,073	(1.8)
Total Deposits	$2,673,522	$2,736,757	(2.3)%

Total deposits were $2.7 billion at March 31, 2024, a decrease of $63.2 million, or 2.3%, when compared to December 31, 2023. Brokered deposits have decreased $120.0 million, when compared to December 31, 2023.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	March 31, 2024	December 31, 2023	March 31, 2023	Mar 24 vs. Dec 23 % Change	Mar 24 vs. Mar 23 % Change
Salaries and employee benefits	$6,291	$6,088	$6,081	3.3%	3.5%
Occupancy and equipment	2,322	2,231	2,084	4.1	11.4
Professional services	1,065	1,033	1,322	3.1	(19.4)
Data processing	740	747	671	(0.9)	10.3
Director fees	900	605	392	48.8	129.6
FDIC insurance	930	1,026	1,062	(9.4)	(12.4)
Marketing	114	139	151	(18.0)	(24.5)
Other	935	995	928	(6.0)	0.8
Total noninterest expense	$13,297	$12,864	$12,691	3.4%	4.8%

Noninterest expense increased by $0.6 million to $13.3 million for the quarter ended March 31, 2024 compared to the quarter ended March 31, 2023. The increase in noninterest expense was primarily driven by an increase in director fees related to timing of compensation and accelerated vestings in connection with the death of a director.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	March 31, 2024	December 31, 2023	March 31, 2023
Total Equity	$268,032	$265,752	$242,307
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	—	—	—
Tangible Common Equity	$265,443	$263,163	$239,718

Total Assets	$3,155,274	$3,215,482	$3,252,318
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	—	—	—
Tangible Assets	$3,152,685	$3,212,893	$3,249,729

Tangible Common Equity to Tangible Assets	8.42%	8.19%	7.38%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	March 31, 2024	December 31, 2023	March 31, 2023
Total shareholders' equity	$268,032	$265,752	$242,307
Less:
Preferred stock	—	—	—
Common shareholders' equity	$268,032	$265,752	$242,307
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	—	—	—
Tangible common shareholders' equity	$265,443	$263,163	$239,718

Common shares issued and outstanding	7,908,180	7,882,616	7,843,438

Fully Diluted Tangible Book Value per Common Share	$33.57	$33.39	$30.56

	For the Quarter Ended
Computation of PPNR	March 31, 2024	December 31, 2023	March 31, 2023
Income before income tax expense	$5,082	$11,470	$13,550
Add:
Provision (credit) for credit losses	3,683	(960)	826
PPNR	$8,765	$10,510	$14,376

BANKWELL FINANCIAL GROUP, INC.
EARNINGS PER SHARE ("EPS") (unaudited)
(Dollars in thousands, except share data)

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per share data)
Net income	$3,763	$10,379
Dividends to participating securities(1)	(40)	(42)
Undistributed earnings allocated to participating securities(1)	(66)	(230)
Net income for earnings per share calculation	$3,657	$10,107

Weighted average shares outstanding, basic	7,664	7,555
Effect of dilutive equity-based awards(2)	24	62
Weighted average shares outstanding, diluted	7,688	7,617
Net earnings per common share:
Basic earnings per common share	$0.48	$1.34
Diluted earnings per common share	$0.48	$1.33
(1)    Represents dividends paid and undistributed earnings allocated to unvested stock-based awards that contain non-forfeitable rights to dividends.
(2)    Represents the effect of the assumed exercise of stock options and the vesting of restricted shares, as applicable, utilizing the treasury stock method.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	March 31, 2024	December 31, 2023	March 31, 2023	Mar 24 vs. Dec 23 % Change	Mar 24 vs. Mar 23 % Change
Bank owned life insurance	$329	$316	$281	4.1%	17.1%
Service charges and fees	304	688	286	(55.8)	6.3
Gains and fees from sales of loans	321	79	931	306.3	Unfavorable
Other	(39)	46	28	Unfavorable	Unfavorable
Total noninterest income	$915	$1,129	$1,526	(19.0)%	(40.0)%
Noninterest income decreased $0.6 million for the quarter ended March 31, 2024 compared to the quarter ended March 31, 2023. The decrease in noninterest income was driven by lower gains as a result of fewer SBA loan sales for the quarter ended March 31, 2024.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2024			March 31, 2023
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$292,662	$3,826	5.26%	$315,566	$3,568	4.59%
Securities(1)	134,737	1,060	3.15	129,881	956	2.49
Loans:
Commercial real estate	1,922,413	28,643	5.89	1,918,551	25,585	5.33
Residential real estate	50,213	718	5.72	59,444	643	4.33
Construction	161,047	2,973	7.30	166,254	2,825	6.80
Commercial business	517,102	10,284	7.87	542,399	10,421	7.68
Consumer	39,964	707	7.12	18,536	249	5.45
Total loans	2,690,739	43,325	6.37	2,705,184	39,723	5.87
Federal Home Loan Bank stock	5,702	121	8.51	5,271	94	7.27
Total earning assets	3,123,840	$48,332	6.12%	3,155,902	$44,341	5.62%
Other assets	90,905			84,063
Total assets	$3,214,745			$3,239,965

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$91,674	$39	0.17%	$92,918	$37	0.16%
Money market	883,851	9,146	4.16	907,739	6,385	2.85
Savings	92,972	714	3.09	136,333	727	2.16
Time	1,317,069	15,463	4.72	1,252,564	9,883	3.20
Total interest bearing deposits	2,385,566	25,362	4.28	2,389,554	17,032	2.89
Borrowed Money	159,226	1,772	4.48	161,202	1,717	4.26
Total interest bearing liabilities	2,544,792	$27,134	4.29%	2,550,756	$18,749	2.98%
Noninterest bearing deposits	337,020			403,920
Other liabilities	62,356			44,406
Total liabilities	2,944,168			2,999,082
Shareholders' equity	270,577			240,883
Total liabilities and shareholders' equity	$3,214,745			$3,239,965
Net interest income(2)		$21,198			$25,592
Interest rate spread			1.83%			2.64%
Net interest margin(3)			2.71%			3.24%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $51 thousand and $50 thousand for the quarters ended March 31, 2024 and 2023, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.